UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

American Achievement Corporation and its subsidiaries (collectively, the “Company”), along with AAC Holding Corp., executed an amendment, dated as of May 20, 2009 (the “Second Amendment”), to their current credit and guaranty agreement with Goldman Sachs Credit Partners L.P. dated as of March 25, 2004, as amended on August 17, 2006.  Among other things, the Second Amendment: (i) replaces the existing revolving facility with a new $25 million revolving facility available through March 25, 2011 and eliminates incremental facilities, (ii) increases interest rates, term loan quarterly amortization, and revolving commitment fees paid to lenders, (iii) modifies the limitations on restricted payments, dividends or distributions, and permitted acquisitions, and (iv) modifies those covenants relating to the maintenance of a maximum leverage ratio and minimum interest coverage ratio for future fiscal quarters.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the actual amendment agreement executed with Goldman Sachs Credit Partners L.P. and required lenders, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)              Exhibits
10.1                            Second Amendment to Credit and Guaranty Agreement dated as of May 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC Group Holding Corp. American Achievement Corporation

Date: May 20, 2009	By:	/s/ DONALD J. PERCENTI
Donald J. Percenti
Chief Executive Officer